Exhibit 3.5

12/20/13	Printer-Friendly Form View

Sec. 180.0202 Wis. Stats.

State of Wisconsin

Department of Financial Institutions

ARTICLES OF INCORPORATION - STOCK FOR-PROFIT CORPORATION

Executed by the undersigned for the purpose of forming a Wisconsin Stock For-Profit Corporation under Chapter 180 of the Wisconsin Statutes:

Article 1.	Name of the corporation:
Quad Marketing Holding Corp.

Article 2.	The corporation is organized under Ch. 180 of the Wisconsin Statutes.

Article 3.	Name of the initial registered agent:
Jennifer J. Kent

Article 4.	Street address of the initial registered office:
N61 W23044 Harry’s Way
Sussex, WI 53089
United States of America

Article 5.	Number of shares of stock the corporation shall be authorized to issue:
Number of Shares Authorized: 100
Class: Common

Article 6.	Name and complete address of each incorporator:
Jennifer J. Kent
N61 W23044 Harry’s Way
Sussex, WI 53089
United States of America

Other provisions (optional).	(No other provisions declared.)

Other Information.	This document was drafted by:
Amy M. McNallie